UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 27, 2025
WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
e☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Werner Receivables Company, LLC (“WRC”) is a party to a Loan and Security Agreement dated March 27, 2025 (the “LSA”) together with various lenders and group agents (“Lenders”), The Toronto-Dominion Bank (“TD Bank”) as administrative agent, and Werner Enterprises, Inc. (the “Company”). WRC is a bankruptcy remote, special purpose entity and the borrower under the LSA. The Company is the direct parent of WRC and initial servicer under the LSA.

WRC was formed for the purpose of acquiring rights to payment (“Receivables”) arising from services provided by the Company to its customers. The Company has contributed Receivables to WRC as an initial capital contribution and sells Receivables to WRC on a non-recourse basis.

Borrowings from time to time under the LSA allow WRC to satisfy its obligations to the Company for the purchase of the Receivables. The purchase price will be paid in cash to the extent available each day, with the balance being evidenced by a subordinated note from WRC. The subordinated note obligations will be satisfied from the collections of the Receivables after payment of other amounts owed by WRC under the LSA. For so long as the Company is servicer under the LSA, it will bill, collect and enforce the Receivables on behalf of WRC pursuant to the fee arrangements set forth therein.

Subject to eligible Receivables, the maximum amount of funding available to WRC is $300 million in cash proceeds, which may increase to $350 million upon WRC’s request and acceptance thereof by TD Bank and committed Lenders. The interest rate for WRC’s borrowings under the LSA will either be a commercial paper rate or a term secured overnight financing rate (SOFR), plus an adder.

WRC has granted to TD Bank for the benefit of Lenders a continuing security interest in certain collateral, including without limitation the eligible Receivables and related collections with respect thereto.

The LSA contains various customary affirmative and negative covenants, including covenants to preserve the status of WRC as bankruptcy remote entity that is a separate legal entity from the Company, and customary default and termination provisions providing for acceleration of amounts owed under the LSA upon the occurrence and during the continuance of certain specified events with respect to the Company or WRC, including, but not limited to, failure to pay amounts due under the LSA (subject to certain cure periods), breaches of representations and warranties in the LSA and certain other documents referenced therein, cross-defaults with respect to certain other indebtedness, insolvency and change in control events as described in the LSA, exceeding certain financial ratios designed to capture events that may negatively affect the overall credit quality of Receivables that secure the borrowings, events that may materially adversely affect the ability of the Company to generate Receivables of a certain credit quality for transfer to WRC, and the entry of judgments above a certain threshold against the Company or WRC.

Lender obligations are scheduled to terminate in three years from the date of the LSA, unless extended by the parties and subject to earlier termination as provided in the LSA.

The foregoing description of the LSA does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated herein by reference.

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

10.1
Loan and Security Agreement dated as of March 27, 2025 by and among Werner Receivables Company, LLC as Borrower, the Lenders and Group Agents thereto, The Toronto-Dominion Bank as Administrative Agent, and Werner Enterprises, Inc. as Initial Servicer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: April 1, 2025	By:	/s/ Christopher D. Wikoff
Christopher D. Wikoff
Executive Vice President, Treasurer and Chief Financial Officer

Date: April 1, 2025	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President and Chief Accounting Officer